UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2024

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 2110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 13, 2024, Plymouth Industrial OP, LP (the “Operating Partnership”) completed the previously announced contribution of 100% of its equity interests in directly and indirectly wholly-owned subsidiaries owning 34 properties located in and around the Chicago MSA (the “Contribution”) to Isosceles JV, LLC, an affiliate of Sixth Street Partners, LLC (the “Joint Venture’) for a total purchase price of $357.9 million pursuant to that certain Limited Liability Company Interest Contribution Agreement by and between the Operating Partnership, Isosceles JV Investments, LLC, an affiliate of Sixth Street Partners, LLC, and the Joint Venture.

Item 9.01	Financial Statements and Exhibits.

 (b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of Plymouth Industrial REIT, Inc. (the “Company”) as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations of the Company for the nine months ended September 30, 2024 and the year ended December 31, 2023 and notes thereto, each giving effect to the Contribution, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of Plymouth Industrial REIT, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: November 19, 2024	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer